NON-QUALIFIED STOCK OPTION AGREEMENT
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     RALSTON  PURINA  COMPANY  (the  "Company"),  effective September 21, 2000, grants this Non-Qualified Performance Stock Option to ____________ ("Optionee") to purchase a total of 2,500 shares of Common Stock of the Company ("Stock") at a price of $22.25 per share pursuant to its 1999 Incentive Stock Plan (the "Plan"). Subject to the provisions of the Plan and the following terms, Optionee may exercise this Option from time to time by tendering to the Company written notice of exercise together with the purchase price in cash, or in shares of Stock which have been held by Optionee at least six months, at their Fair Market Value as determined by the Board, or both.

1.     Normal  Exercise.  This Option becomes exercisable on September 21, 2002
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and remains exercisable through September 20, 2010, unless Optionee is no longer serving as a Director of the Company, in which case the Option is exercisable only in accordance with the provisions of paragraph 3 below.

2.     Acceleration.  Notwithstanding  the  above,  any  shares  not previously
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forfeited under  this  Option  will  become fully exercisable before the normal exercise date set forth in paragraph 1 hereof upon the occurrence of any of the following events while Optionee is serving on the Board:

             a.     Death  of  Optionee;

             b. Declaration of Optionee's total and permanent disability;

             c. Retirement, resignation or other termination from the Board of Directors of the Company; or

             d.     Change  of  Control  of  the  Company.

3.     Exercise  After Certain Events.  Upon the occurrence of any of the
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events described  below, any shares that are exercisable on the date of such occurrence shall remain exercisable during the period stated below, but, in any event, not later than September 20, 2010:

       a. Upon Optionee's retirement, resignation or other termination from the Board of Directors, declaration of total and permanent disability or death, such shares that are exercisable shall remain exercisable for five years after such event;

       b. When, prior to a Change of Control, there has been a declaration of forfeiture pursuant to Section IV of the Plan because Optionee engages in competition with the Company or an Affiliate, or Optionee engages in any activity or conduct contrary to the best interests of the Company or any Affiliate, such shares that are then exercisable shall remain exercisable for seven days after such declaration; or

       c. After a Change of Control, if Optionee engages in competition with the Company or an Affiliate, or Optionee engages in any activity or conduct contrary to the best interests of the Company or any Affiliate, such shares that are then exercisable shall remain exercisable for seven days after a declaration that any of such events has occurred.

4.     Forfeiture.  Prior  to  a Change  of  Control, this Option is subject to
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forfeiture  for the  reasons set forth in Section IV.A. 3 or 4 of the Plan.  If there is a declaration of forfeiture, those shares that are exercisable at the time of the declaration may be exercised as set forth in paragraph 3 hereof;
and all  other  shares  are  forfeited.

5.     Definitions.       Unless otherwise defined in this Non-Qualified Stock
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Option Agreement, defined terms used herein shall have the same meaning as set forth in the  Plan.

       "Change of Control" shall occur when (i) a person, as defined under the securities laws of the United States, acquires beneficial ownership of more than 50% of the outstanding voting securities of the Company; or (ii) the directors of the Company immediately before a business combination between the Company and another entity, or a proxy contest for the election of directors, shall, as a result thereof, cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

6.     Severability.      The invalidity or unenforceability of any provision
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hereof in  any  jurisdiction shall  not  affect  the validity or enforceability of the remainder hereof in that jurisdiction, or the validity or enforceability of this Option, including that provision, in any other jurisdiction. To the extent permitted by applicable law, the Company and Optionee each waive any provision of law that renders any provision hereof invalid, prohibited or unenforceable in any respect. If any provision of this Option is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible.



ACKNOWLEDGED  AND ACCEPTED:                    RALSTON  PURINA  COMPANY


By:                                            By:
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--------------------------------                   Date:  September  21,  2000
Date: